SCHEDULE C

TRANSACTIONS IN THE COMMON STOCK

BY MR. TYCHOLIS

Trades Executed on the Toronto Stock Exchange:

	Date	Number of Shares	Price (Cdn.)	Type of Transaction
1.	July 24, 2002	2,600	$1.05	Purchase
2.	July 24, 2002	3,000	$1.016	Purchase
3.	July 24, 2002	3,200	$0.90	Purchase
4.	July 25, 2002	8,600	$0.91	Purchase
5.	July 26, 2002	500	$0.91	Purchase
6.	July 29, 2002	500	$0.87	Purchase
7.	August 2, 2002	4,000	$0.86	Purchase
8.	August 6, 2002	7,500	$0.83	Purchase
9.	August 7, 2002	4,500	$0.81	Purchase
10.	August 8, 2002	500	$0.87	Purchase
11.	August 13, 2002	4,500	$0.853	Purchase
12.	August 14, 2002	4,000	$0.85	Purchase
13.	September 20, 2002	500	$0.86	Purchase
14.	September 27, 2002	5,000	$0.71	Purchase
15.	September 27, 2002	1,000	$0.67	Purchase
16.	September 30, 2002	3,000	$0.71	Purchase
17.	October 1, 2002	2,500	$0.66	Purchase
18.	October 3, 2002	2,500	$0.71	Purchase
19.	October 4, 2002	500	$0.66	Purchase
20.	October 7, 2002	1,500	$0.66	Purchase
21.	October 8, 2002	7,500	$0.68	Purchase
22.	October 9, 2002	3,000	$0.65	Purchase
23.	October 10, 2002	22,500	$0.65	Purchase